Exhibit 10.1
T3 MOTION, INC. DISTRIBUTION AGREEMENT
     THIS AGREEMENT (the “Agreement”) is made this 19th Day of March, 2009 (the “Effective Date”), by and between T3 Motion, Inc., a Delaware corporation (“T3 Motion”), and Spear International, LTD. a company incorporated under the laws of the Bahamas (“Distributor”). T3 Motion and the Distributor are sometimes referred to herein as a “Party” or collectively as the “Parties.” The Parties agree as follows:
     WHEREAS, T3 Motion is engaged in the business of providing a state of the art personal mobility vehicle and ancillary related goods (the “Products”), as described in Exhibit A;
     WHEREAS, Distributor desires to purchase, promote, market, sell, and distribute the Product in a specified geographic area; and
     WHEREAS, T3 Motion wishes to obtain the services of Distributor to act as an authorized representative of T3 Motion for the purpose of promoting, selling and distributing the Product in the specified geographic area.
NOW THEREFORE, in consideration of the promises and of the mutual agreements and understandings below, the Parties agree as follows:
1.0 APPOINTMENT OF DISTRIBUTOR AND LICENSES GRANTED
1.1 Exclusive Appointment.
          (a) T3 Motion appoints Distributor as its exclusive distributor in the sales territory as defined in Exhibit B (the “Exclusive Territory”) and as a non-exclusive distributor in the sales territory defined in Exhibit B (the “Non-Exclusive Territory,” and together with the Exclusive Territories, the “Territory”), and Distributor accepts such appointment. Distributor has the exclusive, non-transferable right (subject to the Distributor’s assignment rights as set forth in Section 12h and the Distributor’s right to appoint Dealers and sub-distributors as set forth in Section 4.9) and license to promote, market, sell, and distribute the Products within the Territory during the Initial Term and any subsequent Renewal Term(s) (as defined in Section 10.1) to commercial, governmental or other organizational end user markets (i.e., Government, Military, and Law Enforcement, only sales can only be made to commercial or professional end users) as well as high net worth individuals as set forth within the Territories defined in Exhibit B.
          (b) Distributor agrees that its status as an exclusive T3 Motion Distributor in the Exclusive Territory depends upon its meeting, and continuing to meet, standards of performance described herein, including minimum sales requirements, as set forth in Exhibit C attached. During the Term of this Agreement, without the Distributor’s prior written consent, T3 Motion shall not appoint any other distributors in the Exclusive Territory other than the Distributor and will not allow any other person or entity to provide T3 products and/or services in the Exclusive Territory other than the Distributor, other than in accordance with the provisions of Article 10.9 of this Agreement.
1.2 Restrictions.
          (a) Distributor shall not seek customers for the Products outside the Territory nor establish or maintain any authorized branch or distribution center outside the Territory without T3 Motion’s prior written consent. Distributor shall not solicit orders from any prospective purchaser with its principal place of business located outside the Territory. If Distributor receives any order from a prospective purchaser whose principal place of business is located outside the Territory, Distributor shall immediately refer that order to T3 Motion. Distributor shall not accept any such orders. Distributor may not deliver or tender (or cause to be delivered or tendered) any Product outside of the Territory. Distributor shall not sell any Products to a purchaser if Distributor knows or has reason to believe that such purchaser intends to remove those Products from the Territory. Distributor may resell the Products to, any other distributor of T3 Motion or any other provider of T3 products and services both in and outside of the assigned exclusive Territory (with the exception of North America) with T3’s prior written consent. Distributor will provide repair and maintenance services for any sale made by distributor outside of its defined Territory.
          (b) Except as provided in this Section 1.2(b), Distributor may alter, modify, or otherwise make changes to the Product as long as the changes do not alter the machinery of the product. Distributor may only install additional electronic or mechanical assemblies onto the Product with prior written approval by T3 Motion. Distributor may also install sales decals and install additional aftermarket lighting or customer requested paint and graphics only with T3 Motion’s prior written consent, which may not be unreasonably withheld. Distributor specifically acknowledges and agrees to purchase and distribute all Products as received without any alterations to the T3 Motion branding.
1.3 Limited Trademark License.
          (a) Distributor is authorized to use the T3 Motion trademarks, service marks and trade names (the “Marks”) as identified in Exhibit C under the terms and conditions contained therein, solely in connection with the promotion, sale and marketing of the Product. Any unauthorized use or misuse of the Marks or any use which is not in compliance with T3 Motion’s procedures is a breach of this Agreement. The Marks are and shall remain the exclusive property of T3 Motion. T3 Motion grants Distributor only a limited license to reproduce the Marks to promote and market the Product during the Initial Term and any Renewal Term(s). All Logos and markings are to remain on the Product as it is shipped by T3 Motion. Alteration(s) to any Product must receive prior approval from T3 Motion. Any such use of a Mark by Distributor must correctly attribute ownership of such mark to T3 Motion and must be in accordance with applicable law and T3 Motion’s then-current trademark usage guidelines. Distributor will not remove or obscure any Marks on or in the Products.
Distributor agrees that nothing in this Agreement gives it any right, title or interest in the Marks (except the right to use the Marks in accordance with the terms of this Agreement), and that the

Marks are the sole property of T3 Motion and its affiliates. Distributor shall not contest the validity or ownership of the Marks or T3 Motion’s right to license the Marks. Distributor agrees that any and all uses by Distributor of the Marks and the goodwill arising therefore shall be limited to the identification of Distributor as an authorized Distributor of Products. Distributor will not seek to register, re-register, assert claim to ownership of, license or allow others to use, or otherwise appropriate to itself any of the Marks or any mark or name confusingly similar thereto, or the goodwill symbolized by any of the foregoing without obtaining the prior written approval of T3 Motion. Distributor will at no time contest or aid in contesting the validity of ownership of any Mark or take any action in derogation of T3 Motion’s rights herein, including, without limitation, selling any product or applying to register any trademark, trade name or other designation that is confusingly similar to any Mark.
          (b) The obligations undertaken by Distributor pursuant to this Section shall survive termination of this Agreement, and in the event of such termination, Distributor agrees not to register or use any trademarks or trade names that are the same as, or confusingly similar to, the Marks both within and outside of the Territory.
          (c) Distributor shall promptly notify T3 Motion of any and all infringements of the Intellectual Property pertaining to the Products that may come to Distributor’s attention and shall assist T3 Motion in taking such action against said infringements as T3 Motion, in its sole discretion, may decide. All expenses and costs of such legal action, including those of Distributor to the extent requested by T3 Motion, shall be paid by T3 Motion.
1.4 No Solicitation of Other Parties.
          (a) During the term of this Agreement, T3 Motion will not intentionally target Distributor’s customers and/or their affiliates (the Distributor’s Customers”), nor knowingly solicit Distributor’s Customers nor knowingly sell any products or services to Distributor’s Customers in any manner whatsoever. The term Distributor’s Customers shall include any person or entity to whom the Distributor has sold products or services to, introduced T3 Motion’s products or services to and/or provided Product marketing and/or sales materials to, within the Territory. Distributor will not intentionally target T3 Motion’s Customers, nor knowingly solicit T3 Motion’s Customers on the basis of any information that T3 Motion may provide, or which Distributor may naturally acquire through the relationship of the Parties.
1.5 Relationship between Parties.
          (a) The relationship between T3 Motion and Distributor is that of independent contractor and under no circumstance shall any of the employees of one Party be deemed to be the employees of the other. This Agreement shall not be construed as authority for either Party to act for the other Party in any agency or other capacity or to make commitments of any kind for the account of, or on behalf of, the other Party, except to the extent, and for the purposes of, expressly provided herein. Each Party acknowledges that it is not, and shall not hold itself out as, a joint venture, franchisee, partner or employee of the other Party. The relationship created by this

Agreement is not intended by the Parties to constitute the granting of a franchise to Distributor by T3 Motion. The Agreement will serve as a license to resell T3 Motion’s products and service. Distributor expressly acknowledges and confirms that it has not paid and will not pay any fee to T3 Motion in connection with this Agreement and that none of the terms, conditions or amounts provided for in this Agreement can be characterized to constitute such a fee.
1.6 Competition. Distributor shall not directly sell, contract to sell or arrange for the sale of any products that compete with the Products. (as defined by exhibit A). T3 understands and agrees that the Distributor may engage sub-dealers and/or sub-distributors that sell products that may compete with the Products. The Distributor shall not share in any profits derived by such dealers and/or sub-distributors from the sale of products competing with the Products.
2.0 PURCHASE AND RESALE OF PRODUCTS AND SERVICES
2.1 Sale of Products.
          (a) Distributor shall purchase the Products from T3 Motion and shall re-sell the Products to Distributor’s Customers subject to all applicable T3 Motion tariffs, if any, now or hereafter filed with federal and/or state authorities (“T3 Motion Tariffs”). T3 Motion shall have no obligation to pay any taxes on the sale of the Products in the Territory and Distributor agrees to indemnify and reimburse T3 Motion for any such taxes imposed on T3 Motion by any Governmental Entity. “Governmental Entity” shall mean any federal, state, local, international, foreign, or any other court of competent jurisdiction, legislature, governmental agency, administrative agency or commission or other governmental authority or instrumentality. The Distributor shall order from T3 Motion, and T3 Motion shall sell to Distributor, Products at the rates described in Exhibit A. T3 Motion agrees to work with Distributor to help facilitate achieving the minimum tax and duties. (IE: Help define the proper harmonized codes to ensure the lowest taxes and duties upon import into sales territory.)
2.2 No Proprietary Interest.
          (a) Neither Distributor nor any of Distributor’s Customers shall acquire any proprietary interest in any of the Products, which shall remain T3 Motion’s property. Any improvements, modifications or changes made to the Products, either by Distributor or Distributor’s Customers shall be assigned to T3 Motion and be the proprietary interest of T3 Motion.
2.3 Prices and Payment.
     (a) On the Effective Date, Distributor shall provide to T3 Motion a forecast for the next three calendar months of Distributor’s anticipated requirements of the Products and indicating the desired delivery dates. Distributor shall update this forecast on a rolling basis from month to month. Each update to the forecast will be due by the close of business at the end of the first week of each month. Distributor shall thereafter from time to time place firm orders with T3 Motion upon receipt of orders from the Distributor’s clients.
i.	Payment and Blanket Purchase Order Call off process

1.	Distributor places a Blanket Purchase order for the full contract volume.

2.	Distributor submitted a monthly forecast with a rolling 90 day window of visibility.

3.	Distributor submits a release to the Blanket Purchase order (Order call off) _for the next 30 days of volume of product the Distributor would like released for shipment. As the lead time of product is 30 days after receipt of call of and it would be required to meet shipment lead time.

4.	Either an irrevocable bank letter of credit (or equivalent) or process a wire transfer prior to shipment.

5.	Payment for products would be made prior to shipment as defined in Exhibit A.
     (b) Distributor shall order Products from T3 Motion by submitting a firm written order call off to a blanket purchase order in the form attached hereto as Exhibit E (“Blanket Purchase Order and Order Release/Call Off”), identifying the Products ordered, requested delivery date(s) and any export/import information required to enable T3 Motion to fill the order. All orders for Products are subject to acceptance by T3 Motion at 2990 Airway, Suite B, Costa Mesa, 92626, telephone: (714) 619-3600.
     T3 Motion shall have no liability to Distributor with respect to purchase orders which are not accepted; provided, however, that T3 Motion will not unreasonably reject any purchase order for Products which does not require any modifications or additions in order to meet the specifications of Distributor or its customers.
     (c) If a Firm Purchase Order Call Off is accepted in accordance with Section 2.3(b) above, the prices for Products covered by such Firm Purchase Order Call Off shall be T3 Motion’s net distributor prices Exworks for the place of origin specified in a Firm Purchase Order Call Off which are in effect on the date of T3 Motion’s acceptance. T3 Motion may from time to time change those prices provided such changes are directly related to actual changes in freight costs, as freight and transportations costs are Distributors responsibility, such change being effective immediately upon Distributor’s receipt of notice thereof; provided, however, that no price change shall affect Firm Purchase Order Call Offs offered by Distributor and accepted by T3 Motion prior to the date such price change becomes effective. Products price may only change if mutually agreed upon by both parties. Risk of loss and damage shall be as set forth in Section 2 (h) below and T3 shall arrange for delivery of Products to the place of delivery designated in the Firm Purchase Order Call Off at Distributor’s expense as set forth above.
     (d) Distributor shall be free to establish its own pricing for Products sold. Distributor shall notify T3 Motion of its pricing, as in effect from time to time.
     (e) The ultimate shipment of orders to Distributor shall be subject to the right and ability of T3 Motion to make such sales and obtain required licenses and permits, under all decrees, statutes, rules and regulations of the government of the U.S. and agencies or instrumentalities thereof presently in effect or which may be in effect hereafter, in particular, but without limitation, legislation pertaining to International Traffic-in-Arms and other export controls. T3 has obtained all permits and licenses necessary to sell the Products to the Distributor for delivery in the Territories. See Exhibit F
     (f) Distributor hereby agrees: (i) to assist T3 Motion in obtaining any such required licenses or permits by supplying such documentation or information as may be requested by T3 Motion; (ii) to comply with such decrees, statutes, rules and regulations of the government of U.S. and agencies or instrumentalities thereof; (iii) to maintain the necessary records to comply with such decrees, statutes, rules and regulations; (iv) not to re-export any Products except in compliance with such decrees, statutes, rules and regulations; (v) to obtain all governmental approvals and licenses necessary to import the Products into the Territory; (vi) not to sell, transfer or otherwise dispose of the Products in violation of the export laws of U.S.; and (vii) to indemnify and hold harmless T3 Motion from any and all fines, damages, losses, costs and expenses (including reasonable attorneys’ fees) incurred by T3 Motion as a result of any breach of this subsection by Distributor or any of Distributor’s customers. (NOTE: Distribution business decision) See Exhibit F
     (g) Distributor hereby expressly acknowledges that the technical data and the direct product thereof are subject to export controls of the U.S. and agrees that neither the technical data nor the direct product thereof will be transferred, directly or indirectly, to any destination contrary to the requirements of the law of the U.S., including but not limited to the terms of any export license and the terms of Part 774 (re-exports) of the U.S. Export Administration Regulations. Further, Distributor hereby provides its assurance that it will not participate in any transaction which may involve any commodity or technical data, or the direct product thereof, exported or to be exported from U.S., or in any re-export thereof, or in any other transaction that is subject to export controls of U.S., if a person denied export privileges from U.S. may obtain any benefit from or have any interest in, directly or indirectly, these transactions. Distributor to determine. T3’s controls are defined within Exhibit F.
     (h) Unless Distributor requests otherwise, all Products ordered by Distributor shall be packed for shipment and storage in accordance with T3 Motion’s standard commercial practices. It is Distributor’s obligation to notify T3 Motion of any special packaging requirements (which shall be at Distributor’s expense). T3 Motion shall deliver Products into the possession of a common carrier designated by Distributor, no later than the date specified for such delivery on the relevant purchase order for such Products and no earlier than the date three (3) days prior to such specified date. Risk of loss and damage to a Product shall pass to Distributor upon the delivery of such Product to the place of delivery designated in the Firm Purchase Order Call Off . All claims for non-conforming shipments must be made in writing to T3 Motion within ten days of the passing of risk of loss and damage, as described above. Any claims not made within such period shall be deemed waived and released.
     (i) Products shall be purchased and sold hereunder on the terms and conditions set forth in T3 Motion’s standard terms and conditions of sale attached hereto as a Exhibit as a purchase order, as in effect at the time of acceptance of the purchase order for such Products, except that in the event of any discrepancy between such terms and conditions and this Agreement, the terms of this Agreement shall govern.
3.0 PAYMENT FOR PRODUCTS
3.1 T3 Charges.
          (a) Distributor shall promptly pay to T3 Motion all sums due (“T3 Charges”) for the Products, which amounts shall be calculated and paid as set forth in Exhibit A. The schedule of T3 Charges provided in Exhibit A shall remain in force during the Initial Term (defined as 3 years) of this Agreement. Thereafter prices payable by the Distributor for the Products will be renegotiated either upward or downward on an annual basis upon mutual agreement of the parties. In the event that during the Term of this Agreement any distributor, seller and/or provider of T3 Motion products outside of the United States (“Other T3 Seller”), has the right to purchase Products from T3 Motion at a price less than that of the Distributor, the Distributor’s price for the Products shall be immediately and automatically reduced to the lowest price charged to any such distributor, seller or provider for Products. Such reduced price shall apply to all Products not yet delivered by T3 Motion under pending orders and all future orders placed by the Distributor. The foregoing price reductions shall not apply in the event that such Other T3 Seller has committed to purchase in excess of 6,000 T3i Series Vehicles over a three year period.
4.0 DISTRIBUTOR’S OBLIGATIONS
4.1 Distributor Diligence.
          (a) Except as otherwise allowed under this Agreement, Distributor shall solicit the Customers for Products for its own account and under its own trade name(s) or under its affiliates’ accounts and names. Distributor agrees to faithfully and diligently use its best efforts to sell, promote and support the Products in the Territory by commercially reasonable means.
4.2 Ethical Conduct.
          (a) Distributor will conduct its business in an honest, professional and ethical manner and will not willingly commit any act or omission to act which adversely affects T3 Motion. Distributor will comply with the reasonable requirements and practices established by T3 Motion for the processing of service forms, credit applications, collections, fraud prevention, and all other administrative functions.
          (b) Distributor will also: (i) conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of T3 Motion; (ii) make no false or misleading representations or advertisements with regard to T3 Motion or the Products; and (iii) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by T3 Motion.

4.3 Unlawful Use.
          (a) Any attempt by Distributor to use Products for an unlawful purpose will be a material breach of this Agreement. T3 Motion may, by written notice to Distributor, require Distributor to cancel the right to use service of any Distributor Customer using or attempting to use Products for an unlawful purpose, and failure of Distributor to cancel such Distributor Customer’s service shall be deemed a material breach of this Agreement.
4.4 Distributor Warranty to Customers.
          (a) Distributor is responsible for all warranties, expressed or implied, with regard to any Products that differ from T3 Motion’s limited warranty contained herein.
4.5 Distributor Responsibility.
          (a) Distributor is solely responsible for all risks and expenses incurred in connection with its actions in the sale of the Products pursuant to this Agreement including without limitation, all expenses of its office, if any, and activities, and all acts and expenses of its personnel, employees, subcontractors, agent and representatives in the Territory.
4.6 Compliance with Law.
          (a) In performing its duties hereunder, Distributor shall materially comply with all applicable laws, rules and regulations of any Governmental Entity, including, without limitation, those of the United States of America, including its export and import laws and regulations, for Products and commercially reasonable or legally required policies of T3 Motion communicated to Distributor, which are now or hereafter in effect. Distributor shall have and maintain all necessary permits or certificates required by any Governmental Entity or agency necessary for the performance of its duties hereunder and the conduct of its business, which may include the necessity of filing a separate tariff to sell Products as a distributor thereof. T3 represents and warrants to the Distributor that (i) no approvals, authorizations and/or consents are needed from the United States Government and/or any agency thereof in order for T3 Motion to ship or deliver the Products to the Distributor in any of the Territories and/or for the Distributor to sell any Products in the Territories and (ii) to T3 Motion’s knowledge, the Distributor will not be required to file any notice and/or other documents with the United States Government and/or any agency thereof in order to have the Products shipped and/or delivered to the Distributor in any of the Territories and/or for the Distributor to sell any Products in the Territories.
4.7 Competition.
          (a) Distributor shall have the right to engage, conduct, assist, encourage, participate or aid any other party in other form of business however, Distributor shall not engage in any form of business that shall constitute a competition for Products which are currently available for sale by T3 Motion within the attached Territories and shall maintain in strict confidence all information regarding T3 Motion and the Products and as more fully defined under Section 9. Without limiting the generality of the foregoing, neither Distributor nor any of its affiliates shall market, sell, solicit, distribute any products or services that directly compete with T3 Motion’s existing T3i Series products (as defined by Exhibit A). The foregoing restrictions shall not apply to any dealer or sub-distributor of the Distributor so long as the Distributor does not share in profits derived by such dealer or sub-distributors sale of products competing with the Products.
4.8 Maintenance of Regulatory Approvals, Licenses, and Certifications.
     (a) Distributor shall be fully responsible for obtaining all necessary certification and registration for Distributor to sell the Products in the Territory. Distributor will be solely responsible for maintaining all obligations required as part of any regulatory approvals, licenses and certifications at T3 Motion’s cost. Distributor shall also maintain in good standing all necessary regulatory approvals, licenses, and certifications during the term of this Agreement.
     (b) Distributor will be solely responsible for ensuring that the promotion, marketing, sales and distribution of Products is conducted in compliance with all regulations applicable to Products in each country where such activities take place. Distributor commits to ensure that all regulatory approvals, licenses and certifications are properly maintained or obtained, as applicable, such that there is no impairment of the good name and goodwill of T3 Motion.
     (c) Distributor will be solely responsible for communicating with pertinent governmental agencies or other regulating bodies with respect to all regulatory approvals, licenses and certifications in the Territory currently issued under T3 Motion’s name.
     (d) Upon termination of this Agreement for any reason, Distributor, at the request of T3 Motion, will use commercially reasonable efforts to transfer any and all regulatory or governmental certifications or approvals pertaining to Products to T3 Motion. T3 Motion shall reimburse Distributor for all reasonable and actual costs incurred by Distributor related to any and all regulatory or governmental certifications or approvals pertaining to the Products, if obtaining such certifications or approvals had been approved by T3 Motion in writing prior to being obtained.
4.9 Dealers Network. T3 authorizes the Distributor to develop a network of Dealers and/or sub-distributors in the Territory for the introduction, sale, maintenance, and distribution of the Products in the Territory. Distributor shall be authorized to sublicense the rights granted under this Agreement to such Dealers and sub-distributors provided that any and all agreements with such Dealers and sub-distributors shall be subject to the terms and conditions of this Agreement.
4.10 The Distributor undertakes to train its customers in line with the T3 training program on the operating and riding of the T3i series vehicles, either by staff employed by the Distributor, staff employed by its Dealers, Sub Distributors, or Agent, or by trained trainers employed by the customers supported with a document that the customers trainers are responsible for this training and have been trained to do this.

5.0 DUTIES OF T3 MOTION
5.1 Products.
          (a) T3 Motion shall provide Products to Distributor, its Dealers, subdistributors and/or any other party designated by Distributor in writing, provided (a) Products are available, and (b) Distributor is not in material breach of this Agreement. Notwithstanding the foregoing in all circumstances T3 shall provide Products to Distributor’s Customers that have been paid for in full. T3 Motion agrees to faithfully and diligently use its best efforts to support the distributors’ efforts to sell, promote, and provide overall support of the products in the territory by commercially reasonable means.
5.2 Customer Support.
(a) Subject to the terms and conditions of this Agreement, once a Distributor Customer has been sold a Product, T3 Motion shall provide customer support to that Distributor Customer without charge to the Distributor.
5.3 No Other Obligation.
          (a) T3 Motion shall have no liability to Distributor or any of Distributor’s Customers in connection with Products except as specifically set forth in this Agreement, T3 Motion’s Tariffs, T3 Motion’s Limited Warranty (contained herein), or T3 Products policies communicated to Distributor.
6.0 T3 MOTION LIMITED WARRANTY
6.1 Limited Warranty.
          (a) T3 Motion warrants that the Products will operate and conform to T3 Motion’s published product warranty to the end user attached hereto as Exhibit E (“limited warranty”). The limited warranty on a T3i Series, power modules and charger is for parts only and is limited to 1 year or 2,500 miles from date of sale to end user, whichever comes first. Distributor will pass through T3 Motion’s standard limited warranty to its customers. Distributor will not modify T3 Motion’s standard limited warranty or make any other warranty with regard to Products without T3 Motion’s prior written consent. This section 6 in its entirety shall survive the termination of this Agreement.
6.2 Warranty Exclusions.
          (a) THIS LIMITED WARRANTY DOES NOT EXTEND TO CLAIMS ARISING FROM MISUSE OF THE PRODUCTS, CASUALTY LOSS OR DAMAGE, OR USE OF THE PRODUCTS FOR PURPOSES OTHER THAN THOSE FOR WHICH THE PRODUCTS WERE DESIGNED. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET

FORTH ABOVE, T3 MOTION GRANTS NO WARRANTIES FOR THE PRODUCTS, EXPRESS OR IMPLIED, AND T3 MOTION SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.
6.3 Limited Remedy.
          (a) In the event that any Product or accessory violates its limited warranty to the end user, T3 Motion will repair, replace, or refund the purchase price to Distributor at T3 Motion’s discretion per the terms of the vehicle warranty. Distributor is responsible for the administration and handling of all warranty claims and returns to T3 Motion from Distributor’s customers within the Territory at T3’s sole cost and expense. T3 reserves the right to determine the manner of satisfying the warranty claim, such as replacement, repair or refund.
6.4 Return of Products.
          (a) T3 represents and warrants to the Distributor that warranty claims for out of box failures (Definition: Out Of Box Failure is a take on a common quality analysis term Out Of Box Experience, used in the electronics industries. It refers to a system that has a major defect preventing (or severely restricting) use that is immediately apparent upon opening the box of a new unit or first turning the unit on.) have been made on less than 1% of Products delivered by T3. In the event Distributor wishes to make a warranty claim, Distributor shall notify T3 Motion in writing by telecopy of Distributor’s desire to return a Product, stating the reason for such return. Distributor shall not return any Product to T3 Motion without first obtaining a Return Material Authorization (“RMA”) number from T3 Motion. Distributor shall send to T3 Motion, at T3’s sole cost and expense, on a monthly basis, during the term of this Agreement, all returned Products for which an RMA has been issued. As promptly as possible, but no later than ninety working days after receipt by T3 Motion of a properly returned Product thereof, T3 Motion shall replace or repair, per the terms of the vehicle warranty, the Product. Upon an RMA’s issued by T3, T3 reserves the right to determine if the product should be shipped back to T3 or not. T3 has the right to replace, repair or refund the Product without having the goods shipped back to the U.S. T3 Motion shall pay all shipping and other charges in connection with the return and shipment of replaced Products. T3 Motion claim approval process is, generally, as follows:
Approval process is within 24 business hours
          (b) Warranty is defined in Owners Manual (Legal Section)
•	Parts only. 1 year or 4000 Kilometers which ever comes first Warranty excludes wearable items Grips, Tires, brakes, floor mat,

•	Accessories (Pannier Bag and Cover)
6.5 Warranty Exclusion.

          (a) T3 Motion shall not be liable for any failure of Products caused by or resulting from (a) any incompatibility of Distributor’s Customers’ equipment (IE: After market add on equipment) or (b) any act or event beyond the reasonable control of T3 Motion, including but not limited to wind, fire, flood, earthquake, act of God, riot, war, strike or labor dispute, governmental acts or orders or any other similar or dissimilar act or event not within the reasonable control of T3 Motion.
6.6 Limitations of Liability.
          (a) EXCEPT FOR THE LIIMITED PRODUCT WARRANTY, T3 MOTION SHALL NOT BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES. THIS LIMITATION SURVIVES THE FAILURE OF ANY EXCLUSIVE REMEDY. UNDER NO CIRCUMSTANCES WILL T3 MOTION BE LIABLE FOR MORE THAN THE DOLLAR AMOUNT OF PRODUCTS SOLD PURSUANT TO THIS AGREEMENT.]
6.7. Warranty Notifications
The Distributor must notify T3 Motion at the end of each calendar month the serial numbers of all vehicles sold during that month including the name of the customer purchasing the vehicle, and the date of sale, which information will not be used by T3 and/or any other party for marketing and/or sales purposes. T3 reserves the right to continue service and support to the T3 end user clients in the event that this agreement expires or terminates.
6.8 Service Center
Distributor agrees to maintain suitable premises for a Service Center. The number of trained technicians (certified by T3 Motion) at the Service Center will be determined by the Distributor based on need and completed sales .Trained technicians shall have the ability to travel to service the destinations covered in the Territories, shall be available full time (normal working hours) to support service, the service center will maintain suitable premises, space and equipment for service within, and accessible in, the defined territory, service staff will be prepared to travel to customer sites as appropriate, response to customer service calls will be within 24 hours and no longer than 48 hours, service center will maintain minimum levels of parts inventory (TBD) to provide service.
7.0 INDEMNITIES AND INSURANCE
7.1 By Distributor.

          (a) Distributor shall indemnify and hold harmless T3 Motion, its officers, directors, agents, employees, successors and assigns, from and against losses, claims, actions, proceedings, liabilities, obligations, damages, costs or expenses (“Claims”) , including the payment of reasonable attorney’s fees, arising out of or resulting from (i) any breach by Distributor of this Agreement or (ii) the acts or omissions of Distributor, its employees or agents constituting gross negligence and/or willful misconduct. T3 Motion shall notify Distributor of any such Claims and T3 Motion shall undertake the defense thereof or require Distributor to do so. Should T3 Motion request Distributor to undertake such defense and Distributor in fact undertakes such defense, T3 Motion can, at its election and at its sole cost, also participate in the defense thereof.
7.2 By T3 Motion.
          (a) T3 Motion shall indemnify and hold harmless Distributor, its officers, directors, agents, employees, successors and assigns, from and against any and all Claims, including the payment of reasonable attorney’s fees, arising out of or resulting from (i) any breach by T3 Motion of this Agreement or (ii) the acts and omissions of T3 Motion constituting gross negligence and/or willful misconduct.. Distributor shall notify T3 Motion of any such Claims, and Distributor may undertake the defense thereof or require T3 Motion to do so. Should Distributor request T3 Motion to undertake such defense and T3 Motion in fact undertakes such defense, Distributor can, at its election and at its sole cost, also participate in the defense thereof.
7.3 Required Insurance.
     (a) With respect to performance hereunder, Distributor shall maintain at all times during the term of this Agreement the following insurance coverage (if available at a commercially reasonable cost ) and any additional insurance and/or bonds required by law in the Territories: (1) Workers’ Compensation Insurance in compliance with the laws of the state in which the work is to be performed, (2) Commercial Liability Insurance under a comprehensive general liability form, which includes coverage for personal injury and property damage with policy limits of not less than $1,000,000 per occurrence. If the Commercial Liability Insurance is Claims-made coverage, the retroactive date must be prior to or coincident with the inception date of this Agreement and shall not be advanced during the term of this Agreement. Distributor shall provide proof of Insurance upon request and prove when procuring Insurance is not possible at a commercially reasonable cost.
     (b) Distributor expressly assumes responsibility for insuring against and resolving third party liability claims that may arise in the Territory. With the exception of third party liability claims based on the negligence or willful misconduct of T3 Motion, T3 Motion shall not be liable for such third party liability claims.
7.4 Indemnification.
          (a) T3 Motion further agrees, at T3 Motion’s own expense, to defend or at T3 Motion’s option, to settle, any claim, suit or proceeding brought against Distributor or

Distributor’s customers on the issue of infringement of any patent, copyright, trademark and/or intellectual property right in the U.S. and the Territories by T3 Motion and/or the Products sold hereunder or the use thereof (including breach of any license agreement relating to the Products). T3 Motion shall have sole control of any such action or settlement negotiations, and T3 Motion agrees to pay all losses, costs, claims, expenses, attorney fees, damages and/or judgments incurred by and/or entered against Distributor or Distributor’s customers on such issue in any such claim, suit or proceeding. Distributor agrees that T3 Motion shall be relieved of the foregoing obligations unless Distributor or Distributor’s customer notifies T3 Motion within a reasonable period in writing of such claim, suit or proceeding. T3 Motion shall not be liable for any costs or expenses incurred by the Distributor without T3 Motion’s prior written authorization, which authorization shall not be unreasonably withheld. It shall be unreasonable for T3 Motion to refuse to authorize a review of any claim documents and/or legal documents by independent counsel for the Distributor.
7.5 Remedies.
          (a) If the use or sale of the Products is or is likely to be enjoined as a result of any claim or proceeding alleging infringement, or to settle any such claim, T3 Motion may at its own expense: obtain for Distributor the right to use or sell the Products at no additional cost to Distributor; modify the Products so that they are functionally equivalent but non-infringing; or replace the Products with functionally equivalent but non-infringing Products. T3 is not aware of any claims, whether asserted or unasserted, that the Products violate and/or infringe upon any patent, copyright, trademark and/or intellectual property right of any party.
7.6 Limitation.
          (a) Notwithstanding the provisions of subsection (a) above, T3 Motion assumes no liability for; (i) infringements involving any marking or branding not applied by T3 Motion or involving any marking or branding applied at the request of Distributor; or (iii) infringements involving the modification of the Products, or any part thereof, unless such modification was done by T3 Motion, with T3 Motion’s approval and/ or under T3 Motion’s authority.
7.7 Entire Liability.
          (a) THE FOREGOING PROVISIONS OF THIS SECTION STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF T3 MOTION TO DISTRIBUTOR AND THE EXCLUSIVE REMEDY OF DISTRIBUTOR, WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS OR ANY PART THEREOF.

8.0 T3 MOTION RIGHT OF FIRST REFUSAL
8.1 Right.
          (a) Distributor grants to T3 Motion the right of first refusal on any proposed sale of its Distributor’s T3 Motion Customer accounts Accordingly, if Distributor desires at any time during the term of this Agreement to sell part of Distributor’s T3 Motion Customer accounts, it shall first secure a written bona fide offer from a third party to acquire such accounts. T3 Motion shall then have the right of first refusal to match the offer.
8.2 Process.
          (a) Within thirty (30) days after Distributor’s receipt of any bona fide written offer to acquire rights in Distributor’s T3 Motion Customer accounts, Distributor shall provide T3 Motion a copy of such offer. T3 Motion shall be provided timely access to all pertinent records pertaining to Distributor’s Customers, including accounts receivable and aged balance, in order to evaluate its option. Within ten (10) ) days after receipt of notice, T3 Motion shall notify Distributor in writing of its desire to meet the terms and conditions of the offer or, if any part of the offer is non-cash, to make an equivalent cash payment. If the parties cannot agree as to the cash equivalency of the offer, the matter shall be submitted to binding arbitration in accordance with Section 12.7, the costs of which shall be evenly split between Distributor and T3 Motion.
8.3 Acceptance or Rejection.
          (a) If T3 Motion exercises its right to purchase, the parties will endeavor to conclude the purchase as soon as practicable (Such purchase by the T3 Motion must be completed and finalized by no later than 30 days from the date of notice to the T3 Motion) Pending the closing, the parties will use their best efforts to avoid any interruption of Products to Distributor’s Customers and will do nothing to adversely affect Distributor’s Customer account base. If T3 Motion rejects such offer, or fails to accept within the ten (10) day period, Distributor shall be free to sell its Distributor Customer accounts upon terms no less favorable to Distributor than are contained in the offer submitted to T3 Motion. If Distributor does not accept the offer, which is at least as favorable to Distributor as that submitted to T3 Motion (as far as terms that can be satisfied by the payment of money and only as to Distributor’s Customer accounts), then the provisions of this Section shall apply to all subsequent offers for the purchase of a portion of the Distributor’s Customer accounts.
8.4 Non-Solicitation by Distributor.
          (a) In the event of any assumption or purchase by T3 Motion of such Distributor’s T3 Motion Customer accounts under this Section, neither Distributor nor any principal, director, owner, agent, majority stockholder, nor a successor corporation or successor entity shall solicit the Distributor’s T3 Motion Customer accounts insofar as they remain a T3 Motion customer, for the sale of any product in competition with the Products currently available for sale by T3 for a period of one year following T3’s assumption or purchase of such Distributor’s

T3 Motion Customer accounts. Neither the Distributor nor any principal, director, owner, agent, majority stockholder, nor a successor corporation or successor entity shall be prevented from soliciting such Distributor’s T3 Motion Accounts in connection with the marketing and sale of products and/or services which are not in competition with the Products currently available for sale by T3.
8.5 Non-Solicitation by T3 Motion.
          (a) In the event of any sale by Distributor of its Distributor Customer accounts to another party, after T3 Motion’s prior refusal to purchase under this Section, neither T3 Motion nor any principal, director, owner, employee, agent, majority stockholder, nor any affiliate or successor corporation or successor entity shall solicit the former Distributor Customer accounts, insofar as they remain a T3 Motion customer, for a period of one year following the third party’s assumption or purchase of Distributor’s Customer accounts.
9.0 CONFIDENTIALITY
9.1 Definition.
          (a) “Confidential Information” as used herein means any idea, concept, design, method, application, process, technology, know-how, technique or material to the extent that such is not generally known by or to the public, or modifications, improvements or extensions thereof, whether or not reduced to tangible form, relating to the business of T3 Motion. Confidential Information shall not include marketing and or sales materials regarding the Products if such materials are generally known by or to the public.
9.2 Duty.
          (a) During the term of this Agreement, the parties shall not disclose any Confidential Information belonging to the other party to any third party, including but not limited to Distributor’s Customers. The parties acknowledge that during the course of performance under this Agreement, certain of their respective agents, employees and/or representatives may receive Confidential Information belonging to the other party, therefore the parties agree that the only agents, employees or representatives who will receive the Confidential Information will be those who have a need-to-know such Confidential Information and those who unavoidably come in contact with the Confidential Information while on a party’s premises. The parties expressly agree to instruct their agents, employees and representatives who may receive Confidential Information to safeguard the Confidential Information from disclosure and treat such Confidential Information as confidential.
9.3 Exceptions.
          (a) Notwithstanding anything to the contrary contained herein, the parties may disclose (a) any information generally available or known to the public; (b) any information already known or available to the party prior to the disclosure of such information; (c) information which becomes part of the public domain by publication or otherwise through no fault of the party; or (d) information required by law to be disclosed to a court or tribunal; provided, however, that if the party is required to disclose such information to a court or tribunal it shall give notice of the proceeding to the other party in accordance herewith to allow the other party to seek an appropriate protective order or waive compliance with this Agreement.
9.4 Return.
          (a) Any and all written information or materials exchanged by the parties hereto pursuant to this Agreement shall be returned along with all copies of the same to the other party upon request of such party.
9.5 Equitable Remedies.
          (a) The parties agree that the Confidential Information disclosed hereunder is of a special and unique kind, the protection of which is essential to the operation and competitive position of either party, and that if there is a breach by the other party of the obligations hereunder, that party would leave the non-breaching party without adequate remedy at law. Therefore, in addition to any other remedies which may be available at law, the parties agree that either shall be entitled to seek injunctive relief, specific performance or other equitable relief or any or all of the above, as may be provided under the laws of and in any judicial forum in the State of New York or the United States of America, for any violation of this Agreement.
9.6 Reverse Engineering.
Distributor shall not disassemble or reverse engineer any of the Products or any part thereof.
10.0 TERM AND TERMINATION
10.1 Term and Renewal.
          (a) Unless otherwise terminated in accordance with other provisions of this Agreement, (a) the initial term of this Agreement shall begin on the Effective Date and shall continue for thirty six (36) months (the “Initial Term”), and (b) the term shall automatically renew after the Initial Term for consecutive renewal terms of three years each (each, a “Renewal Term”) commencing on the Anniversary Date of the Initial Term. After the expiration of the Initial Term, Termination can be executed by either party by written notice delivered at least ninety (90) days prior to the start of any Renewal Term. In the event that T3 Motion notifies the Distributor of any price increase above the prices appearing on Exhibit A applicable to any Renewal Term , the Distributor may cancel this Agreement on thirty (30) days notice.
10.2 Monetary Default.
          (a) If, within thirty (30) days after receiving a notice of payment default from T3 Motion, Distributor has not cured such default, T3 Motion shall have the right to suspend or terminate this Agreement, effective immediately upon delivery of a suspension or termination notice in writing.

10.3 Material Breach.
          (a) If either party commits a material breach of this Agreement (other than a monetary default) and has not cured such breach within thirty (30) days or such time as is reasonably necessary after written notice thereof, the other party may terminate this Agreement, effective immediately upon delivery of a termination notice in writing.
10.4 Insolvency.
          (a) Either party may terminate this Agreement upon thirty (30) days’ written notice if the other party (a) becomes insolvent, bankrupt or makes an assignment for the benefit of creditors; (b) applies for or consents to the appointment of a trustee or receiver, or a trustee or receiver is appointed for the other party; or (c) bankruptcy, insolvency or liquidation or other proceedings are commenced by or against the other party, and such appointment or proceedings are not discharged or dismissed within sixty (60) days after such appointment or commencement.
10.5 Termination by T3 Motion.
          (a) This Agreement may be terminated by T3 Motion at any time upon thirty (30) days’ prior written notice if (a) Distributor fails to comply with the confidentiality and ownership provisions of this Agreement; (b) Distributor or one of its officers, or directors:
          (i) has made any material misrepresentations or omissions in its application to establish its relationship with T3 Motion, submits knowingly false or fraudulent reports, forms or certifications to T3 Motion.. In such event if the Distributor terminates the employment of the responsible or violating party within 30 days of receipt of a notice from T3, T3 shall not have the ability to terminate this Agreement.
          (ii) attempts to make an unauthorized assignment of this Agreement or receives a notice of violation of the terms or conditions of this Agreement or any license, approval, certification or permit required by Distributor or its employees in the conduct of Distributor’s business and fails to correct such violation or to terminate the employment of the responsible employee(s) within the later of the time period specified in such notice if any, or within thirty (30) days after receipt of such a notice, whichever comes first;
          (iii) fails to satisfy the minimum performance standards as set forth in Exhibit B for the first contract year and such each additional contract year, but only after a review and T3 Motion undertakes reevaluation.
          (iv) is acquired in whole or in substantial part by, or is merged with, a third party where the Distributor is not the surviving entity, or sells all or substantially all of its assets to a third party (except if such sale is pursuant to the Right of First Refusal under Article 8), without the consent if T3 which will not be unreasonably withheld..
10.6 Effect of Termination.
          (i) Immediately upon the termination of this Agreement, Distributor shall cease distributing the Products except to those Customers prior to the termination date with Distributor for which Distributor has an existing purchase order for Products. T3 Motion expressly agrees to provide Products for such Distributor Customers after the termination of this Agreement. Distributor agrees to pay for all outstanding purchase orders, if any.
          (ii) Termination regardless of cause or nature shall be without prejudice to any other rights or remedies of the parties. Termination of this Agreement for any cause shall not release either party from any liability which, at the time of termination, has already accrued to such party, or which may accrue with respect to any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.
          (iii) Upon expiration or termination of this Agreement for any reason, the parties agree to continue their cooperation in order to effect an orderly termination of their relationship. Distributor shall immediately cease representing itself as a Distributor of Products for T3 Motion and stop utilizing T3 Motion’s Trademarks. Distributor agrees that it will comply with any duties which T3 Motion reasonably requires of Distributor to affect an orderly termination.
          (iv) In the event of termination by T3 Motion for any reason, including material breach, T3 Motion has the option to repurchase any new remaining stock Distributor has unsold at the prevailing T3 Motion price schedule, which shall not be less than the price paid by the Distributor, within thirty (30) days after such termination.
10.7 Automatic Termination.
          (a) This Agreement shall terminate automatically and without liability or further obligation on the part of either Party to the other if T3 Motion’s or its providers’ (“Service Providers”) licenses or other authority to operate are revoked, suspended or not renewed; provided, however, that if such revocation, suspension or non-renewal does not apply to all of T3 Motion’s facilities, then this Agreement shall terminate only as to those facilities for which licensing or other authority does not exist.
10.8 Termination Due to Government Action.
          (a) This Agreement shall be terminated by T3 Motion upon ten (10) days’ prior written notice if any Governmental Entity approves, authorizes, interprets or promulgates any law, rule, regulation or order which (a) in effect or application prohibits or substantially impedes T3 Motion from fulfilling its obligations in providing Products and/or services in the Territory; or (b) materially or adversely affects T3 Motion’s ability to conduct business in the Territory upon the terms and conditions acceptable to T3 Motion.
10.9 FAILURE TO MEET MINIMUM SALES FIGURES
          In the event the Distributor fails to meet the minimum sales figures set forth in Exhibit C during any annual period, T3 shall have the right upon thirty (30) days written notice to transform this Agreement into a non exclusive distributorship. Such thirty (30) days notice may only be delivered after T3 has met in person with the Distributor to review the Distributor’s performance and the reasons why sales figures were not met. Upon the transformation of this Agreement to a non exclusive distributorship all terms and conditions contained in this Agreement shall remain in full force and effect except those which granted the Distributor exclusivity ion the Territories.
11. NOTICES
Any notice or demand given or made hereunder shall be written and served in the following manner:
If given to T3 Motion, notice shall be addressed to T3 Motion at:
T3 Motion, Inc.
2990 Airway Avenue
Costa Mesa, CA 92626
Attention: Noel Cherowbrier
With a copy to:
Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Attention: Ryan Hong, Esq.
If given to Distributor, notice shall be addressed to Distributor at:
Spear International
629 Fifth Avenue, 3rd Floor
Pelham, NY 10803
Attention: John Callaghan

All notices may be served by registered or certified U.S. mail or by any regular delivery service that provides receipt and evidence of delivery. Notices shall be deemed to be given two days after the date of registration or certification with the U.S. Postal Service or on the date of actual delivery if served by any other method. Either party can change its address for notice purposes upon reasonable notice to the other party.
12.0 MISCELLANEOUS
          (a) This Agreement and the terms of Exhibit A hereto shall apply in all territories where T3 Motion Products are sold, subject to all local laws and regulations. Each party hereto represents and warrants to the other that it has (a) all necessary power and authority to enter into and perform this Agreement in accordance with its terms, and (b) all necessary authorizations from federal, state local, and foreign governmental entities.
          (b) The waiver, express or implied, by either Party, of any rights or of any failure to perform or of any breach by the other Party shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach by the other Party, whether of a similar or dissimilar nature.
          (c) If any part of this Agreement is found to be in violation of any federal, state or local law, rule, regulation, ordinance, order or judgment, such portion shall be stricken from the Agreement and be of no effect, and the balance of this Agreement shall continue in effect until it otherwise terminates or expires. Moreover, in the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
          (d) In the event that any of the Products provided hereunder or the charges made therefore at any time become subject to any Governmental Entity’s regulation or tariff, then the terms and conditions of this Agreement including the charges set forth in Exhibit A, shall be deemed amended to conform to any conflicting terms and conditions in effect under such regulation or tariff. All non-conflicting terms and conditions of this Agreement shall remain valid and effective.
          (e) All claims or disputes between T3 Motion and Distributor arising out of or relating to this contract, or breach thereof, shall be decided in accordance with the commercial arbitration rules of the American Arbitration Association then in effect to be held in the State of New York, County of New York unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing with the other party in reasonable time after the dispute has arisen. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may seek interim injunctive relief to protect their rights pending the establishment or decision of the arbitrator. The Parties disclaim application of the United Nations Convention on Contracts for the International Sale of Goods.
          (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
          (g) No rights or obligations hereunder shall be assigned or delegated, in whole or in part, by Distributor to any other person, firm or corporation without the prior written consent thereto by T3 Motion, which consent shall not be unreasonably withheld. T3 Motion shall be entitled to assign its interest hereunder without the consent of Distributor, provided T3 Motion’s assignee is capable of performing T3 Motion’s obligations under the terms of this Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Distributor shall be entitled to assign this Agreement and all rights and obligations hereunder, without the prior consent of T3, to Malloy Gulf Holdings, Ltd., a to be formed Bahrain entity which will be controlled by the same shareholder group that control’s the Distributor. Upon any such assignment a written notice thereof will be delivered to T3.
          (h) The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York in the appropriate court of New York County. Headings to articles and sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.
          (i) This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original and both of which together shall constitute the one and the same instrument. When executed, this Agreement and the exhibits hereto shall constitute the entire Agreement of the Parties and supersede all prior agreements, written or oral of every sort, and may not be amended except in writing and signed by authorized representatives of each Party.
          (j) This Agreement is executed in English and may be translated into other languages. In the event of a conflict between the English version and any translated version, the English version shall prevail.
(Signature page follows)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a person with full power and authority to bind such party.

“T3 Motion”

T3 Motion, Inc.

By:	/s/ Ki Nam
Name:	Ki Nam
Title:	CEO

“Distributor”

Spear International

By:	/s/ John Callaghan
Name:	John Callaghan
Title:	CFO

EXHIBIT A
T3 MOTION: T3i SERIES DISTRIBUTION PRICE LIST

Price list from January 2009 through the end of December 2011 (List Price Effective Feb 09)
Limit
Markup/Markdown
T3 Motion Product	Description	Distribution Price	List Price	From List Price
Vehicle Package T3i Series Model	1. T3 Series Vehicle 2. Vehicle Charger 3. Qty 2 Type B1 Power Modules 4. Pannier Bar 5. Safety Helmet
Type B1 Power Module	25 Mile Range Battery
Vehicle Cover	T3 Series Cover
Pannier Bag	Soft Storage Bag
Vehicle Charger	220V Dual Charging System
Utility Trailer	Flat Bed Trailer

Note:

1.	Shipping and Handling will be passed onto customers and paid up front by Distributor.

2.	Product part numbers are defined in product nomenclature reference sheet.

3.	Payment Prior to Shipment.

(i)	Irrevocable Bank Letter of Credit (ILOC) is put in place once Firm Purchase Order Call Off is processed. ILOC is processed once product ships from origin under exworks terms.

(ii)	Unless a irrevocable bank letter of credit (ILOC) is in place for the full amount of product on the Firm Purchase Order Call Off. % will be paid at the point of order call off, and the final % balance will be received by T3 Motion prior to shipment of the Product specified in a Firm Purchase Order Call Off.

4.	Figures quoted do not account for import duties, local tariffs or other costs. Distributor may choose pass on these costs to end customers)

5.	T3 Motion reserves the right to charge interest on overdue accounts to a maximum amount of %

6.	The price for 1st 7 demo vehicles will be at $ USD. This is a onetime purchase.
TERMS:
POINT OF SALE MATERIALS:
T3 Motion will furnish product brochures, electronic files, and display materials for each of the distributor stores.

EXHIBIT B
SALES TERRITORIES AND MINIMUM PURCHASE QUANTITIES
1.0 Term to Purchase:
Distributor has the referenced time frame to purchase the minimum purchase under the terms of this Agreement.
2.0 Purchase Quantities:
Distributor agrees to use its best efforts purchase a minimum of 6,000 T3i Series vehicles during the Initial Term of this agreement (3 years) and a blanket purchase order will be issued from Distributor when the contract is signed. A blanket purchase order is to hold the pricing and delivery terms per the Term of this Agreement contract years. Distributor will only be bound to purchase Products upon the acceptance by T3 of a Firm Purchase Order Call Off for the Products. Distributor agrees to use its best efforts to request shipments of product in the below said volume of vehicles within the terms outlined in table #1 for contract year 1.
2.1 Contract Years
Year 1 = March, 2009 to February 2009
Year 2 = March, 2010 to February 2011
Year 3 = March, 2011 to February 2012

     Table #1

	Contract Year 1
	FY 2009 Q1			Q2			Q3			Q4			Fy 2010	Q1		Total
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar
T3i			14			210			28			322		426		1000

T3i	Contract Year 2															2500

T3i	Contract Year 3															2500

														Grand Total		6000
     A. During contract years 2 and 3 Distributor agrees to provide T3 Motion a quarterly forecast updated and submitted from month to month with probability. In order to help mitigate security supply on materials and delivery of product.
     3.0 Territories
a. The Exclusive Territory for this agreement is the (Gulf Co-Operation Council) GCC region which includes The Kingdom of Saudi Arabia, Kuwait, Bahrain, Qatar, Oman.
     (i) Exclusivity in “UAE”. If Distribution meets the volume of shipments outlined through June 2009 (224 T3i Series vehicles) outlined in table “1”. T3 Motion agrees to grant

Distributor Exclusivity in the UAE. T3 motion would then pass the sub-distributor to Master Distributor (Spear).
b. The Non Exclusive Territory for this agreement is Yemen. Turkey, Egypt, Lebanon , Morocco and until June, 2009 the
UAE (a.,(i) & b.,(i)).
(i) Until June, 2009 T3 Motion is under contract for The UAE with another distributor which other distributor has the exclusive right to sell to Police/Law Enforcement and a non exclusive right to sell to other market segments. Accordingly until June, 2009 the Distributor shall not sell to Police/Law Enforcement in the UAE.
(ii) Non Exclusive territories will remain Non Exclusive during 1st contract year. the Distributor will be given the first right of refusal to become the Exclusives Distributor ion the same terms and conditions set forth in this Agreement for Non Exclusive territories upon successfully achieving the volume purchase terms of the agreement for the 1st anniversary contract year.
          IN WITNESS WHEREOF, each of the parties hereto has caused this Exhibit D to the Agreement to be executed by a person with full power and authority to bind such party.

“T3 Motion”

T3 Motion, Inc.

By:	/s/ Ki Nam
Name:	Ki Nam
Title:	CEO
“Distributor”

Spear International

By:	/s/ John Callaghan
Name:	John Callaghan
Title:	CFO

EXHIBIT C
T3 MOTION MARKS
(PLEASE SEE ATTACHED T3 MOTION BRAND COMMUNICATION BOOK)
     IN WITNESS WHEREOF, each of the parties hereto has caused this Exhibit D to the Agreement to be executed by a person with full power and authority to bind such party.

“T3 Motion”

T3 Motion, Inc.

By:	/s/ Ki Nam
Name:	Ki Nam
Title:	CEO
“Distributor”

Spear International

By:	/s/ John Callaghan
Name:	John Callaghan
Title:	CFO

EXHIBIT D
T3i Series Competition

EXHIBIT E
T3i SERIES ORIGINAL WARRANTY
T3 Motion, Inc., located at 2990 Airway Avenue, Costa Mesa, CA 92626, provides this limited warranty to original purchasers of the T3i Series (“T3i”) personal mobility vehicle and accessories.
This original Limited Warranty is extended only to the original purchaser. The term “purchaser,” as used herein, refers only to the original purchaser.

Subject to the exclusions, limitations and conditions stated below, T3 Motion. Inc. warrants the following described components of the T3i against defects in materials and workmanship for a period of one (1) year or 4,000 kilometers, whichever comes first: Frame; steering assembly; drive motor/drive train components (excluding drive system); power modules (battery replacement will be pro-rated over the warranty period); battery charger; brake lever/calipers; throttle; wheels/hubs; body panels/control headset housing; handlebars.

LED Lighting; LCD control panel display; and internal wiring and the drive system shall be warranted for a period of ninety (90) days. Subject to the exclusions, limitations and conditions stated below:

User wear items including tires; handlebar grips; brake pads; brake rotors; floor mat shall be warranted only for defects in materials and workmanship. Failure due to normal wear and tear shall not be covered by this Limited Warranty. During the applicable Limited Warranty period, T3 Motion, Inc. shall, within a reasonable period of time, repair or replace (with new or reconditioned parts) the defective parts of the T3i, subject to exclusions, limitations, and conditions stated below.

T3 Motion, Inc. may elect to simultaneously replace non-defective parts that are part of a sub-assembly that contains the defective part. Any replaced parts (defective parts and parts that are part of such a subassembly) will become the property of T3 Motion, Inc.

The Limited Warranty does not cover damage to a T3i caused by any of the following: all external causes but not limited to, accident, collision, fire, immersion in water, freezing, or objects striking the T3i; misusing the T3i, such as riding over obstacles, overloading, racing, or otherwise using the T3 contrary to the instructions and warnings in the user manual issued by T3 Motion, Inc. Altering or modifying the T3i personal mobility vehicle; loosening or opening the internal access panel; deterioration of paint, trim, and appearance items that results from use and/or exposure to the elements; cleaning the T3i with a high-pressure water system, abrasive, or solvents; exposure to environmental conditions beyond the limits stated in the User Materials; all acts of nature, including but not limited to: earthquakes, floods, tidal waves, hurricanes, tornados; failure to properly maintain the T3i; improperly servicing the T3i (including, without limitation, damage caused by use of non-T3 Motion, Inc. parts or accessories); or improper charging of the T3i power modules.

To obtain repair or replacement of parts under this Limited Warranty, the purchaser must utilize the following procedure:

Call T3 Motion, Inc. Customer Service at (714) 619-3600 and describe the problem to a T3 Motion, Inc. Customer Service Representative. If the purchaser is unable to resolve the problem with the assistance of the Customer Service Representative, and if this Limited Warranty applies, the following procedures shall apply:

If the defective part is covered under the original one (1) year Limited Warranty period stated above, T3 Motion, Inc. shall, within a reasonable period of time, dispatch to the purchaser’s location (Certified Technician ).

Repair or replacement of defective parts by T3 Motion, Inc. does not extend the term of this Limited Warranty, which shall expire (as to original, repaired, and replacement parts) upon expiration of the applicable Limited Warranty period from the date of original delivery of the T3i to the purchaser.

T3 Motion, Inc. obligations and liability for any defects in any T3i are limited to repair or replacement of defective parts as required by the Limited Warranty. T3 Motion, Inc. neither assumes (nor authorizes anyone to assume for it) any other obligation or liability in connection with a T3i Series personal mobility vehicle or this warranty.

T3 Motion, Inc. is not responsible for any loss of use of a T3i or for any inconvenience or other loss or damage which might be caused from any defect in a T3i, or for any other incidental or consequential damages the Purchaser or any other person may have as a result of any defect in a T3i.

This original Limited Warranty is the only Original Limited warranty applicable to the T3i and accessories. T3 Motion, Inc. disclaims all other warranties, express or implied, including implied warranties of merchantability or fitness for a particular purpose, other than those warranties implied by and incapable of exclusion, restriction, or modification under applicable law. Any such implied warranties which may be required by law and are not disclaimed hereby are limited, to the extent allowed by law, to the applicable period of the Limited Warranty, or to the applicable time period provided by the applicable state law, whichever period is shorter. Some U.S. states and foreign countries do not allow limitations on how long an implied warranty lasts, so the above limitation may not apply to some purchasers. Some U.S. states and foreign countries do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to some purchasers. California law governs this Limited Warranty.

*	This Original Warranty is provided at no additional cost to all original purchasers of T3i Series vehicles.

EXHIBIT F
1.	Written Assurance. To enable the Disclosing Party to disclose “technical data” to the
Receiving Party in compliance with the requirements of the U.S. Commerce Department’s Export Administration Regulations, the Receiving Party hereby gives its assurance to the Disclosing Party that the Receiving Party will not knowingly, unless prior written authorization is obtained from the Disclosing Party and the appropriate governmental body, export, re-export or otherwise disclose directly or indirectly, any “technical data” (or computer software and any related documentation) received from the Disclosing Party which is not otherwise available to the general public, nor allow the direct product thereof to be shipped directly or indirectly, to any of the following countries (as such list may be amended from time to time by the U.S. Department of Commerce and/or the U.S. Treasury Department):

Cuba	Liberia	Iran	Iraq
North Korea	Rwanda
From time to time the UNITED STATES DEPARTMENT OF COMMERCE BUREAU OF INDUSTRY AND SECURITY will continue to update, change, and modify the U.S. Commerce Department’s list of embargoed nations.

Notwithstanding the other provisions of this Agreement, this Paragraph shall survive any termination or expiration of this Agreement.
2.	Commodity Classification (See Figure “1”)

Figure 1:

COMMODITY CLASSIFICATION	UNITED STATES DEPARTMENT OF COMMERCE
BUREAU OF INDUSTRY AND SECURITY
WASHINGTON, D. C. 20230

CASE NUMBER: Z749562

TO MOTION	NOVEMBER 14, 2008
ATTN: NOEL CHEROWBRIER	CCATS #: G066351
2990 AIRWAY AVE
COSTA MESA, CA 92659
THE FOLLOWING INFORMATION IS IN RESPONSE TO YOUR INQUIRY OF NOVEMBER 07, 2008 REQUESTING LICENSE INFORMATION FOR:

			IVL REQUIRED	LVS
			FOR	DOLLAR
COMMODITY	ECCN	LVS	COUNTRY GROUPS	LIMIT
ITEM #1:
1) THE I-SERIES IS A 3 WHEELED VEHICLE AND IS THE EXPORT VERSION OF THE T3 VEHICLE SUPPLIED TO LOCAL GOVERNMENT, POLICE, POSTAL SERVICE AND SECURITY COMPANIES IN THE USA. THE I-SERIES UNIT IS CE CERTIFIED AND EMC TESTED FOR EXPORTING.	EAR99			$0
I-SERIES
COMMENTS FROM LICENSING OFFICER (S) :

ITEM #1:	EAR99 ITEMS CAN BE SHIPPED NLR (NO LICENSE REQUIRED) UNLESSEXPORTER KNOWS OR IS INFORMED THAT ITEM WILL BE USED IN AN ACTIVITY RELATED TO NUCLEAR, CHEMICAL, BIOLOGICALWEAPONS, OR MISSILES, OR FOR PROHIBITED DESTINATIONS.
ITEMS OTHERWISE ELIGIBLE FOR EXPORT OR REEXPORT UNDER A LICENSE EXCEPTION OR NLR (NO LICENSE REQUIRED) AND USED IN THE DESIGN, DEVELOPMENT, PRODUCTION OR USE OF NUCLEAR, CHEMICAL OR BIOLOGICAL WEAPONS OR MISSILES REQUIRE A LICENSE FOR EXPORT OR REEXPORT AS PROVIDED IN PART 744 OF THE EXPORT ADMINISTRATION REGULATIONS (EAR)
DESTINATIONS REQUIRING A LICENSE
SEE THE COMMERCE COUNTRY CHART (SUPPLEMENT NO. 1 TO PART 738 OF THE EAR) TO DETERMINE WHICH COUNTRIES REQUIRE A LICENSE. USE THE COUNTRY CHART COLUMN INFORMATION GIVEN ON THIS FORM IN CONJUNCTION WITH THE COUNTRY CHART TO DETERMINE THE LICENSING REQUIREMENTS FOR YOUR PARTICULAR ITEMS. FOR ITEMS CLASSIFIED EAR99, SEE PART 746 OF THE EAR TO DETERMINE THE LICENSING REQUIREMENTS.
APPLICATIONS FOR EXPORT MUST BE SUBMITTED ON FORM BIS-748P MULTIPURPOSE APPLICATION. THESE FORMS MAY BE OBTAINED BY CALLING (202) 482-3332 OR REQUESTING DIRECTLY ON THE BIS INTERNET WEB SITE. ASSISTANCE IN FILLING OUT

THE FORM, OR ANY ASPECT OF EXPORTING, IS PROVIDED BY THE EXPORT COUNSELING DIVISION IN WASHINGTON,
D. C. AT (202) 482-4811 OR THE WESTERN REGIONAL OFFICE IN NEWPORT BEACH, CALIFORNIA AT (714) 660–0144.
LICENSE EXCEPTIONS
BE AWARE THAT THE LICENSING REQUIREMENTS FOR SOME DESTINATIONS MAY BE OVERCOME BY ANY LICENSE EXCEPTION FOR WHICH YOUR ITEMS QUALIFY. SEE PART 740 OF EAR FOR INFORMATION ON LICENSE EXCEPTIONS. THE LICENSE AVAILABLE COLUMN ON THIS FORM LISTS ONLY THOSE LICENSE EXCEPTIONS OF THE SET GBS, CIV, APP, TSR WHICH ARE APPLICABLE TO YOUR ITEMS. OTHER LICENSE EXCEPTIONS MAY APPLY, DEPENDING UPON THE CIRCUMSTANCES OF YOUR INTENDED TRANSACTION.
EXPORT CONTROL CLASSIFICATION NUMBERING SYSTEM (ECCN)
THE ECCN NUMBERING SYSTEM IS FOUND IN THE COMMERCE CONTROL LIST (CCL) PART 774 OF THE EAR. THE CCL IS A COMPREHENSIVE LIST THAT IDENTIFIES ALL ITEMS CONTROLLED AND LICENSED BY COMMERCE. WITHIN THE CCL, ENTRIES ARE IDENTIFIED BY AN ECCN. EACH ENTRY SPECIFIES THE LICENSE REQUIREMENTS FOR THE ITEM AND THE REASON (S) FOR CONTROL. PLEASE CONSULT PARTS 738 AND 774 OF THE EAR FOR SPECIFIC INFORMATION ON ECCNS.
SHIPPERS EXPORT DECLARATION (SED)
WHEN AN EXPORT IS MADE, IT IS NECESSARY FOR THE EXPORTER TO SHOW ON THE SHIPPERS EXPORT DECLARATION (FORM 7525-V) IN BLOCK 27 EITHER THE LICENSE NUMBER, THE APPLICABLE LICENSE EXCEPTION SYMBOL OR THE SYMBOL NLR. FORM 7525-V IS AVAILABLE FROM THE SUPERINTENDENT OF DOCUMENTS, U.S. GOVERNMENT PRINTING OFFICE OF WASHINGTON, D.C. 20402, AND FROM EXPORT ADMINISTRATION DISTRICT OFFICES (U.S. DEPT. OF COMMERCE).

FOR INFORMATION CONCERNING
THIS CLASSIFICATION CONTACT
WAN–KANG CHAN
STEVEN CLAGETT	PHONE #: (202) 482–4516
DIVISION DIRECTOR	BIS/ONP/NM

EXHIBIT G
SAMPLE PURCHASE ORDER

[Company Name] [Your Company Slogan ]	PURCHASE ORDER
[Street Address ] [ City, S T ZIP Code] Phone [(212)444 - 0123] Fax [(212)444 - 0144]
The following number must appear on all related correspondence, shipping papers, and invoices:
P.O. NUMBER: [001]

TO:	SHIP TO:
[Name ]	[Name]
[Company]	[Company]
[Street Address ]	[Street Address ]
[City, S T ZIP Code ]	[City, ST ZIP Code ]
[Phone ]	[Phone ]

P.O. DATE	REQUISITIONER	SHIPPED VIA	F.O.B. POINT	TERMS

QTY	UNIT	DESCRIPTION	UNIT PRICE	TOTAL

SUBTOTAL
SALES TAX
SHIPPING & HANDLING
OTHER
TOTAL

1.	Please send two copies of your invoice.

2.	Enter this order in accordance with the prices, terms, delivery method, and specifications listed above.

3.	Please notify us immediately if you are unable to ship as specified.

4.	Send all correspondence to: [Name] [Street Address] [City, ST ZIP Code] Phone [(212)444-0123] Fax [(212)444-0144]

Authorized by Date